EXHIBIT 10.59

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  ADDITIONALLY, THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF               BETWEEN VGX PHARMACEUTICALS, INC.  (THE “COMPANY”) AND THE SIGNATORY THERETO.  NO TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS NOTE TO THE SECRETARY OF THE COMPANY.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

US $[PRINCIPAL]	Blue Bell, Pennsylvania
Original Issuance Date:
Date of Amendment and Restatement: November , 2008

FOR VALUE RECEIVED, the undersigned, VGX PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of               , (hereinafter, with any subsequent holder, the “Holder”), the principal sum of                     ($###,###) (the “Principal Sum”), together with interest on the balance of the Principal Sum outstanding at a per annum rate of five percent (5%), upon the terms set forth below.  Interest shall be calculated on the basis of the actual number of days elapsed over a 360-day year and shall commence to accrue on the date hereof.

1.             Note Purchase Agreement.  This amended and restated subordinated promissory note (this “Note”) amends and restates, and supersedes in its entirety, that certain convertible subordinated promissory note that was issued by the Borrower to the Holder on                (the “Original Note”) pursuant to the terms and conditions of the Note Purchase Agreement (the “Purchase Agreement”) dated as of                 to which the Borrower and the Holder are parties.  All notices with respect to this Note shall be made in accordance with Section 5.7 of the Purchase Agreement

2.             Maturity.  Unless this Note has been repaid pursuant to Section 6 below, the entire unpaid balance of the Principal Sum outstanding, together with all accrued, but unpaid, interest and all other fees, costs and charges, if any, shall be due and payable on the earliest to occur of:

(i) [Maturity Date] or (ii) the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated as of July 7, 2008 among the Company, Inovio Biomedical Corporation and Inovio Acquisition Corporation, as the same may be amended and/or restated from time to time (the “Maturity Date”).  No payments of principal or interest are required hereunder until the Maturity Date.  Upon payment in full of the Principal Sum and interest payable hereunder, the Holder shall surrender this Note to the Borrower for cancellation.

3.             Payment.  Any payment of principal, interest and all other fees, costs and charges, if any, shall be in lawful money of the United States of America by wire transfer of same day funds to the account of the Holder at such banking institution as the Holder designates or, if requested by the Holder, by certified or bank cashier’s check payable to the Holder mailed to the Holder at the address of the Holder as set forth on the records of the Borrower or such other address as shall be designated in writing by the Holder to the Borrower.

4.             Credits.  The Borrower’s payments will be credited first to any interest then due, and the remainder to the Principal Sum.  Interest will cease to accrue on any amount credited to the Principal Sum as of the date any such amount is paid.

5.             Financial Reports.  The Borrower shall furnish Holder the following financial statements prepared in accordance with generally accepted accounting principles consistently applied: (i) within thirty (30) days after the end of each calendar quarter, the Company’s unaudited or if available, audited balance sheet and statements of income and cash flows for the quarter just ended; and (ii) as soon as possible after the end of each fiscal year of the Company, a balance sheet as of the end of its fiscal year and the related statements of income and cash flows for the fiscal year then ended, unaudited or if available, audited by an independent certified public accounting firm; provided, however, that, in the event that the Borrower or any of its successors or parent entities becomes subject to the financial statement delivery requirements of the Securities and Exchange Commission, all such financial statements shall be deliverable by the Borrower promptly after they are required to be filed with the Securities and Exchange Commission (and not before such date), notwithstanding anything to the contrary contained in this Section 5.

6.             Event of Default.  Repayment of all principal and interest under this Note will be accelerated and shall be immediately due in full in the event of any of the following:

(a)           default shall be made in the payment of the Principal Sum of this Note or any part thereof when and as the same shall become due and payable, either on the Maturity Date or at a date fixed by the parties in writing for prepayment or by acceleration or otherwise and such default continues for a period of 10 days;

(b)           default shall be made in the payment of interest on this Note when and as the same shall become due and payable and such default continues for a period of 10 days;

(c)           the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or any of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any other bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (iv) take corporate action for the purpose of effecting any of the foregoing; or an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower, or of all or a substantial part of the assets of the Borrower and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days;

(d)           The Borrower’s failure to observe and perform any of the material terms, covenants, conditions or agreements required to be observed and performed by the Borrower under this Note or the Purchase Agreement, and such failure shall remain unremedied for 30 days after written notice shall have been provided to the Borrower by the Holder of such default; or

(e)           Any representation or warranty made by the Borrower under this Note or Purchase Agreement or in any other loan document relating to this transaction, or in any certificate or writing delivered pursuant to any loan document relating to this transaction, shall be incorrect in any material respect.

Nothing in this Section 7 shall, in any manner, be construed to prohibit or otherwise affect the rights of the Holder to enforce payment of this Note in accordance with its terms.

7.             Subordination.  All principal and accrued interest on this Note shall be subordinate in right and time of payment to the payment in full of all Senior Indebtedness.  Notwithstanding anything to the contrary set forth in this Note, unless and until the Senior Indebtedness shall have been indefeasibly satisfied and paid in full in cash and all lending commitments thereunder have terminated: (a) the Holder may not demand payment of any of the Principal Sum; (b) no accrued interest on this Note shall be payable to the Holder; provided, however, that interest on this Note shall accrue in accordance with the terms of this Note; (c) the indebtedness evidenced by this Note shall be unsecured; and (d) the holder of this Note shall not, without the written consent of the holders of the Senior Indebtedness, take any action with respect to collection or enforcement or other like action hereunder or exercise any remedies the Holder may have at law or equity in respect of any amounts owing under this Note, regardless of whether an Event of Default exists pursuant to Section 7 hereof and regardless of any remedies provision contained in this Note.  The provisions of this Section 8 shall continue in effect until all amounts under the Senior Indebtedness are indefeasibly satisfied and paid in full in cash and all lending commitments of the holders thereof under such Senior Indebtedness shall have terminated, notwithstanding any delay or failure of such holder in the exercise of any right or remedy with respect to the Senior Indebtedness.  For purposes hereof, “Senior Indebtedness” shall mean all present and future obligations due from the Borrower, its successors and assignees, arising in respect of borrowed money, or from any bank or other financial institution, which obligations are secured by any assets of the Borrower, including without limitation, any principal and all interest thereon and all related fees and expenses.

8.             Transfer of Note.

(a)           Prior to any sale, assignment, transfer, pledge, hypothecation or other disposition of this Note or of any legal or beneficial interest herein (a “Transfer”), the Holder shall give written notice to the Borrower of the Holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 8.  Each such notice shall contain (a) a statement setting forth the intention of the Holder’s prospective transferee with respect to its retention or disposition of this Note, and (b) unless waived by the Borrower, an opinion of counsel for the Holder, which opinion shall be reasonably acceptable to the Borrower, addressed to the Borrower as to the necessity or non-necessity for registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws in connection with such Transfer and stating the factual and statutory bases relied upon by counsel.  The following provisions shall then apply:

(1)           If in the opinion of counsel for the Borrower the proposed Transfer of this Note may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of this Note in accordance with the intended method of disposition specified in the statement delivered by such holder to the Borrower;

(2)           If in the opinion of counsel for the Borrower the proposed Transfer of this Note may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of this Note shall not be entitled to Transfer all or any portion thereof until the requisite registration or qualification is effective; and

(3)           No Transfers shall be permitted hereunder unless the transferee agrees in writing to be bound by the provisions of this Note.

(b)           Each instrument issued upon a Transfer of this Note shall bear the legend set forth in the Purchase Agreement unless (1) in the opinion of counsel for the Holder, addressed to the Borrower, the registration of future Transfers is not required by the applicable provisions of the Securities Act and applicable state securities laws, (2) the Borrower shall have waived the requirement of such legend or (3) in the reasonable opinion of counsel to the Borrower, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

9.             Collection.  Should the indebtedness evidenced by this Note, or any part hereof, be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the balance of the Principal Sum outstanding, together with all accrued, but unpaid, interest and all other fees, costs and charges, if any, due and payable hereon, all costs of collection, including reasonable attorneys’ fees, incurred by the Holder in collecting or enforcing this Note.

10.           Demand.  The Borrower hereby waives demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor.

11.           Waiver.  Holder will not be deemed to waive any of his rights under this Note unless his waiver is in writing.  No delay or omission by the Holder in exercising any of his rights will operate as a waiver of his rights.  A waiver in writing on one occasion will not be construed as a consent to or a waiver of any of the Holder’s right or remedy on any future occasion.

12.           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and will take effect as an instrument under seal.  Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this      day of November, 2008.

VGX PHARMACEUTICALS, INC.

By:
J. Joseph Kim, Ph.D.
President and Chief Executive Officer

The Holder consents to the amendment and restatement of the Original Note effected by this Note.

Name of Holder (please print)

Signature of Holder